Pricing Supplement No. 04 Dated February 6, 1997
(To Prospectus dated December 6, 1996 Files No. 33-63823 and File No. 333-15401) Filed Pursuant to: Rule 424 (b) (3)





                                 $500,000,000.00

                                 COMDISCO, INC.

                           Medium-Term Notes, Series F
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                     February 11, 1997

Maturity Date:                     February 11, 1999

Principal Amount:                  $25,000,000.00

Price to Public:                   100%

Interest Rate:                     6.25%

Interest Payment Dates: March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:          N/A

Optional Repayment Date:           N/A

Agent's Discount or Commission:    $62,500.00

Cusip Number:                      20033R EM 7